Exhibit 5.1
[LETTERHEAD OF SIMPSON THACHER & BARTLETT LLP]
November 1, 2021
ZoomInfo Technologies Inc.
805 Broadway Street, Suite 900
Vancouver, Washington 98660

Ladies and Gentlemen:
We have acted as counsel to ZoomInfo Technologies Inc. (formerly known as ZoomInfo NewCo Inc.), a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale by certain selling stockholders of up to an aggregate of 10,287,643 shares of Class A Common Stock of the Company, par value $0.01 per share (the “Shares”). The Shares may be sold from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act.
We have examined the Registration Statement; and the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”), which has been filed with the Commission as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on November 1, 2021. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us

ZoomInfo Technologies Inc.	2	November 1, 2021
as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.
We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement..

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP